EXHIBIT 23:  CONSENT OF INDEPENDENT ACCOUNTANTS

                We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, Numbers 33-39459, 33-61266, 333-00665, 333-48065, 333-39344 and 333-39346 of PPT VISION, Inc. of our report dated December 14, 2001 appearing in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers, LLP
Minneapolis, Minnesota
January 24, 2002